UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
December 13, 2006
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On December 13, 2006, Finisar Corporation (“Finisar”) received a written Staff Determination notice from The Nasdaq Stock Market (“Nasdaq”) stating that Finisar is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because it did not timely file its report on Form 10-Q for the second quarter ended October 29, 2006 and, therefore, that its common stock is subject to delisting from the Nasdaq Global Select Market. Finisar issued a press release on December 14, 2006 disclosing its receipt of this notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     On December 8, 2006, Finisar filed Form 12b-25 with the Securities and Exchange Commission reporting that it had delayed filing its Form 10-Q report pending the completion of a review of its historical stock option grant practices being conducted by the Audit Committee of its Board of Directors. Finisar plans to file its Form 10-Q report as soon as practicable following the conclusion of the review. The information in Finisar’s Form 12b-25 is incorporated by reference herein.
     Finisar will request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance that the panel will grant Finisar’s request for continued listing. Pending a decision by the hearing panel, Finisar’s common stock will continue to be traded on the Nasdaq Global Select Market.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Finisar Corporation dated December 14, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 14, 2006

Finisar Corporation
By:	/s/ John Drury
John Drury
Vice President, Corporate Controller and Acting Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Finisar Corporation dated December 14, 2006.